Exhibit 99.1

Dan Henry Elected Chairman of 3PEA International

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (OTCQB:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, has announced that Dan Henry has been elected Chairman of the Board. Mark Newcomer, Co-Founder of the Company, served as Chairman since 2006. Mr. Newcomer will assume the role of Vice Chairman and continue in his role as President and Chief Executive Officer.

Henry previously served as CEO of Netspend, now a TSYS company, a leading provider of prepaid debit cards and commercial prepaid card solutions, and served as President and COO at Euronet Worldwide, which he co-founded. Henry was appointed to the role of non-executive independent director of 3PEA earlier this month.

“Dan is the right person to assume the leadership role for our Board of Directors at this dynamic juncture in our business. He brings unique strategic vision and a strong skill set to the role,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “Dan’s deep and diverse experience and judgment are invaluable, and we have tremendous confidence in his ability to navigate the market and create long-term value for our shareholders.”

“I am honored to be named Chairman of 3PEA and am grateful for the support of our exceptional directors,” commented Henry. “This is an exciting time in the industry, and 3PEA is well-positioned for further growth as we will continue to look for ways to transform, initiate solutions and produce positive results.”

An innovator in the field of financial technology with extensive industry expertise, Dan is a long-time champion for the underbanked and a passionate pioneer in the prepaid space. With over two decades as an entrepreneur in the industry, he is a successful payments professional who has spearheaded, built and operated two payments companies. Each one became publicly traded, and exceeded $1 billion USD in value.

About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.

Brian Polan, 1-702-749-7234

Chief Financial Officer

bpolan@3pea.com

www.3pea.com

or

S&C Public Relations, Inc.

Suzanne Dawson,

1-646-941-9140

sdawson@scprgroup.com

Source: 3PEA International, Inc.